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                                                                    Exhibit 8.1


                                                  February 20, 2003


Washington Mutual Mortgage Securities Corp.
1201 Third Avenue, WMT 1706
Seattle, Washington 98101

Ladies and Gentlemen:

         We have acted as counsel to Washington Mutual Mortgage Securities Corp., a Delaware corporation (the "Registrant"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Registration Statement on Form S-3 filed by the Registrant with the Commission (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of its Mortgage Pass-Through Certificates (the "Certificates"). The Certificates are issuable in series (each, a "Series") under separate Pooling and Servicing Agreements (each, a "Pooling Agreement") by and among the Registrant, the master servicer or master servicers named therein and the trustee or trustees selected for such Series. The Certificates of each Series are to be sold as described in the Registration Statement and the prospectus and prospectus supplement relating to such Series.

         We hereby confirm that the statements set forth under the heading "Certain Federal Income Tax Consequences" in the Prospectus, and under the headings "Summary Information--Federal Income Tax Consequences" and "Certain Federal Income Tax Consequences" in the forms of prospectus supplement, each forming a part of the Registration Statement, which statements have been prepared by us, constitute our opinion as to the material federal income tax consequences relating to the Certificates and are correct in all material respects.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement and the prospectus contained therein.


                                          Very truly yours,

                                          /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                                          ORRICK, HERRINGTON & SUTCLIFFE LLP